EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ICON Leasing Fund Eleven, LLC:

We consent to the use of our report on ICON Leasing Fund Eleven, LLC, dated March 11, 2005 included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Hays & Company LLP

New York, New York

November 28, 2005